Exhibit 99.1

4484 Wilshire Boulevard Los Angeles, California 90010 (323) 937-1060 Fax (323) 857-7125

Press Release

FOR MORE INFORMATION, CONTACT:

Theodore Stalick, SVP/CFO

(323) 937-1060

www.mercuryinsurance.com

For Release: February 13, 2024

Mercury General Corporation Announces Fourth

Quarter and Fiscal 2023 Results and Declares Quarterly Dividend

Los Angeles, California…Mercury General Corporation (NYSE: MCY) reported today the fourth quarter and fiscal 2023 results:

Consolidated Highlights

	Three Months Ended December 31,		Change			Twelve Months Ended December 31,		Change
	2023	2022	$	%		2023	2022	$	%
(000’s except per-share amounts and ratios)
Net premiums earned	$1,144,895	$1,005,482	$139,413	13.9%		$4,274,378	$3,952,482	$321,896	8.1%
Net premiums written (1)	$1,132,150	$915,750	$216,400	23.6%		$4,464,199	$3,978,017	$486,182	12.2%
Net realized investment gains (losses), net of tax (2)	$127,810	$73,595	$54,215	73.7%		$79,801	$(385,583)	$465,384	NM
Net income (loss)	$191,394	$(6,770)	$198,164	NM		$96,336	$(512,672)	$609,008	NM
Net income (loss) per diluted share (3)	$3.46	$(0.12)	$3.58	NM		$1.74	$(9.26)	$11.00	NM
Operating income (loss) (1)	$63,584	$(80,365)	$143,949	NM		$16,535	$(127,089)	$143,624	NM
Operating income (loss) per diluted share (1)	$1.15	$(1.45)	$2.60	NM		$0.30	$(2.30)	$2.60	NM
Catastrophe losses net of reinsurance (4)	$16,000	$40,000	$(24,000)	(60.0)%		$239,000	$102,000	$137,000	134.3%
Combined ratio (5)	98.6%	115.8%	—	(17.2	)pts	105.4%	108.7%	—	(3.3	)pts

NM = Not Meaningful

(1)

These measures are not based on U.S. generally accepted accounting principles (“GAAP”), are defined in “Information Regarding GAAP and Non-GAAP Measures” and are reconciled to the most directly comparable GAAP measures in “Supplemental Schedules.”

(2)

Net realized investment gains (losses) before tax were $162 million and $93 million for the three months ended December 31, 2023 and 2022, respectively, and $101 million and $(488) million for the twelve months ended December 31, 2023 and 2022, respectively. The changes in fair value of the Company’s investments are recorded as part of net realized investment gains or losses in its consolidated statements of operations due to the adoption of the fair value option for its investments as permitted under GAAP.

(3)	Any incremental shares are excluded from the net loss per diluted share calculation as their effect would be anti-dilutive, in accordance with GAAP.

(4)

The majority of 2023 catastrophe losses resulted from rainstorms and hail in Texas and Oklahoma, winter storms and rainstorms in California, and the impact of Tropical Storm Hilary in California. The majority of 2022 catastrophe losses resulted from the deep freeze of Winter Storm Elliott and other extreme weather events in Texas, Oklahoma and Georgia, winter storms in California, and the impact of Hurricane Ian in Florida.

(5)

The Company experienced favorable development of approximately $4 million and $3 million on prior accident years’ loss and loss adjustment expense reserves for the three months ended December 31, 2023 and 2022, respectively, and favorable development of approximately $36 million and unfavorable development of approximately $47 million on prior accident years’ loss and loss adjustment expense reserves for the twelve months ended December 31, 2023 and 2022, respectively. The year-to-date favorable development in 2023 was primarily attributable to lower than estimated losses and loss adjustment expenses in the private passenger automobile and homeowners lines of insurance business, partially offset by unfavorable reserve development in the commercial property line of insurance business. The year-to-date unfavorable development in 2022 was primarily attributable to higher than estimated losses and loss adjustment expenses in the automobile line of insurance business.

Investment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
(000’s except average annual yield)
Average invested assets at cost (1)	$5,210,044	$4,934,646	$5,096,428	$4,902,755
Net investment income (2)
Before income taxes	$63,343	$49,887	$234,630	$168,356
After income taxes	$53,638	$43,113	$200,209	$146,204
Average annual yield on investments—after income taxes (2)	4.1%	3.5%	3.9%	3.0%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each period.

(2)

The higher net investment income before and after income taxes for the three and twelve months ended December 31, 2023 compared to the corresponding periods in 2022 resulted largely from higher average yield combined with higher average invested assets. Average annual yield on investments after income taxes for the three and twelve months ended December 31, 2023 increased compared to the corresponding periods in 2022, primarily due to the maturity and replacement of lower yielding investments purchased when market interest rates were lower with higher yielding investments, as a result of increasing overall market interest rates, as well as higher yields on investments based on floating interest rates.

The Company continues to implement rate and non-rate actions to improve underwriting results. However, rate increases take time to earn in. In January 2024, the California Department of Insurance approved rate increases of 22.5% and 3.8% on the private passenger automobile line of insurance business for the Company’s insurance subsidiaries, Mercury Insurance Company (“MIC”) and California Automobile Insurance Company (“CAIC”), respectively. These rate increases are expected to become effective in late February of 2024. The private passenger automobile line of insurance business of MIC and CAIC represented approximately 48% and 5%, respectively, of the Company’s total net premiums earned in 2023.

In late January and early February of 2024, California was inundated with a series of atmospheric river rainstorms. The Company is not currently able to estimate the possible loss or a range of loss resulting from these storms, as many claims associated with them have not yet been reported to the Company. The estimated catastrophe losses resulting from these storms will be recorded as losses for the first quarter of 2024.

The Board of Directors declared a quarterly dividend of $0.3175 per share. The dividend will be paid on March 27, 2024 to shareholders of record on March 13, 2024.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers and direct-to-consumer sales in many states. For more information, visit the Company’s website at www.mercuryinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company’s insurance products, inflation and general economic conditions, including general market risks associated with the Company’s investment portfolio; the accuracy and adequacy of the Company’s pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company’s loss reserves in general; the Company’s ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company’s success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the Company’s ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; court decisions and trends in litigation and health care and auto repair costs; and legal, cyber security, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES

SUMMARY OF OPERATING RESULTS

(000’s except per-share amounts and ratios)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues:
Net premiums earned	$1,144,895	$1,005,482	$4,274,378	$3,952,482
Net investment income	63,343	49,887	234,630	168,356
Net realized investment gains (losses)	161,785	93,158	101,014	(488,080)
Other	4,611	3,166	19,609	10,308

Total revenues	$1,374,634	$1,151,693	$4,629,631	$3,643,066

Expenses:
Losses and loss adjustment expenses	866,772	926,045	3,517,853	3,362,219
Policy acquisition costs	189,712	167,168	708,525	654,612
Other operating expenses	72,433	71,413	279,656	279,718
Interest	7,770	4,409	24,169	17,232

Total expenses	$1,136,687	$1,169,035	$4,530,203	$4,313,781

Income (loss) before income taxes	237,947	(17,342)	99,428	(670,715)
Income tax expense (benefit)	46,553	(10,572)	3,092	(158,043)

Net income (loss)	$191,394	$(6,770)	$96,336	$(512,672)

Basic average shares outstanding	55,371	55,371	55,371	55,371
Diluted average shares outstanding	55,371	55,371	55,371	55,371
Basic Per Share Data
Net income (loss)	$3.46	$(0.12)	$1.74	$(9.26)
Net realized investment gains (losses), net of tax	$2.31	$1.33	$1.44	$(6.96)
Diluted Per Share Data
Net income (loss)	$3.46	$(0.12)	$1.74	$(9.26)
Net realized investment gains (losses), net of tax	$2.31	$1.33	$1.44	$(6.96)
Operating Ratios-GAAP Basis
Loss ratio	75.7%	92.1%	82.3%	85.1%
Expense ratio	22.9%	23.7%	23.1%	23.6%

Combined ratio	98.6%	115.8%	105.4%	108.7%

MERCURY GENERAL CORPORATION AND SUBSIDIARIES

CONDENSED BALANCE SHEETS AND OTHER INFORMATION

(000’s except per-share amounts and ratios)

	December 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $4,394,983; $4,226,790)	$4,319,336	$4,088,311
Equity securities (cost $654,939; $668,843)	730,693	699,552
Short-term investments (cost $179,375; $123,928)	178,491	122,937

Total investments	5,228,520	4,910,800
Cash	550,903	289,776
Receivables:
Premiums	607,025	571,910
Allowance for credit losses on premiums receivable	(5,300)	(5,800)

Premiums receivable, net of allowance for credit losses	601,725	566,110
Accrued investment income	59,128	52,474
Other	25,603	11,358

Total receivables	686,456	629,942
Reinsurance recoverables (net of allowance for credit losses $12; $0)	31,947	25,895
Deferred policy acquisition costs	293,844	266,475
Fixed assets, net	151,183	171,442
Operating lease right-of-use assets	14,406	20,183
Current income taxes	4,081	55,136
Deferred income taxes	33,013	42,903
Goodwill	42,796	42,796
Other intangible assets, net	8,333	9,212
Other assets	57,915	49,628

Total assets	$7,103,397	$6,514,188

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and loss adjustment expense reserves	$2,785,702	$2,584,910
Unearned premiums	1,735,660	1,545,639
Notes payable	573,729	398,330
Accounts payable and accrued expenses	175,219	151,686
Operating lease liabilities	14,231	21,924
Other liabilities	270,711	289,568
Shareholders’ equity	1,548,145	1,522,131

Total liabilities and shareholders’ equity	$7,103,397	$6,514,188

OTHER INFORMATION
Common stock shares outstanding	55,371	55,371
Book value per share	$27.96	$27.49
Statutory surplus (a)	$1.67 billion	$1.50 billion
Net premiums written to surplus ratio (a)	2.68	2.65
Debt to total capital ratio (b)	27.1%	20.8%
Portfolio duration (including all short-term instruments) (a)(c)	3.0 years	3.5 years
Policies-in-force (company-wide “PIF”) (a)
Personal Auto PIF	1,032	1,101
Homeowners PIF	760	736
Commercial Auto PIF	42	39

(a)	Unaudited.
(b)	Debt to Debt plus Shareholders’ Equity (Debt at face value).
(c)	Modified duration reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES

(000’s except per-share amounts and ratios) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliations of Comparable GAAP Measures to Operating Measures (a)
Net premiums earned	$1,144,895	$1,005,482	$4,274,378	$3,952,482
Change in net unearned premiums	(12,745)	(89,732)	189,821	25,535

Net premiums written	$1,132,150	$915,750	$4,464,199	$3,978,017

Incurred losses and loss adjustment expenses	$866,772	$926,045	$3,517,853	$3,362,219
Change in net loss and loss adjustment expense reserves	(56,348)	(151,268)	(193,967)	(374,536)

Paid losses and loss adjustment expenses	$810,424	$774,777	$3,323,886	$2,987,683

Net income (loss)	$191,394	$(6,770)	$96,336	$(512,672)

Less: Net realized investment gains (losses)	161,785	93,158	101,014	(488,080)
Tax on net realized investment gains (losses) (b)	33,975	19,563	21,213	(102,497)

Net realized investment gains (losses), net of tax	127,810	73,595	79,801	(385,583)

Operating income (loss)	$63,584	$(80,365)	$16,535	$(127,089)

Per diluted share:
Net income (loss)	$3.46	$(0.12)	$1.74	$(9.26)
Less: Net realized investment gains (losses), net of tax	2.31	1.33	1.44	(6.96)

Operating income (loss)	$1.15	$(1.45)	$0.30	$(2.30)

Combined ratio			105.4%	108.7%
Effect of estimated prior periods’ loss development			0.8%	(1.2)%

Combined ratio-accident period basis			106.2%	107.5%

(a)	See “Information Regarding GAAP and Non-GAAP Measures” on page 7.
(b)	Based on federal statutory rate of 21%.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management’s opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company’s performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income (loss) is the GAAP measure that is most directly comparable to operating income (loss). Operating income (loss) is net income (loss) excluding realized investment gains and losses, net of tax. Operating income (loss) is used by management along with the other components of net income (loss) to assess the Company’s performance. Management uses operating income (loss) as an important measure to evaluate the results of the Company’s insurance business. Management believes that operating income (loss) provides investors with a valuable measure of the Company’s ongoing performance as it reveals trends in the Company’s insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income (loss) highlights the results from ongoing operations and the underlying profitability of the Company’s core insurance business. Operating income (loss), which is provided as supplemental information and should not be considered as a substitute for net income (loss), does not reflect the overall profitability of the Company’s business. It should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of net income (loss) to operating income (loss).

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods’ loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company’s results of operations that may be obscured by development on prior accident periods’ loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.